As filed with the Securities and Exchange Commission on March 30, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Raptor Pharmaceutical Corp.

(Exact name of Registrant as specified in its charter)

Delaware	86-0883978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Hamilton Landing, Suite 100

Novato, California 94949

(415) 408-6200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael Smith

Chief Financial Officer

Raptor Pharmaceutical Corp.

7 Hamilton Landing, Suite 100

Novato, California 94949

(415) 408-6231

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck, Esq.

Kathleen M. Wells, Esq.

Brian J. Cuneo, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share (3)	(1)	(1)	(1)	(2)
Preferred Stock, par value $0.001 per share	(1)	(1)	(1)	(2)
Warrants	(1)	(1)	(1)	(2)
Units	(1)	(1)	(1)	(2)
Total	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate number of warrants to purchase common stock or preferred stock, and such indeterminate number of units (consisting of one or more shares of common stock or preferred stock and one or more warrants to purchase shares of common stock or preferred stock) as may be sold by the registrant from time to time at unspecified prices. The securities registered hereunder also include such indeterminate number of shares of common stock or preferred stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the entire registration fee.
(3)	Includes associated rights to purchase shares of the registrant’s Series A participating preferred stock par value $0.001 per share, or Purchase Rights, that are associated with all shares of our common stock, in accordance with that certain Rights Agreement, dated as of May 13, 2005, as amended, by and between the registrant and American Stock Transfer & Trust Company, LLC, as rights agent, or the Rights Agreement. The Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement and, until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing common stock and are transferrable only with the common stock. The value attributable to the Purchase Rights, if any, is reflected in the value of the common stock.

PROSPECTUS

Raptor Pharmaceutical Corp.

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” SECTION ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on The NASDAQ Global Market under the symbol “RPTP.” On March 27, 2015, the last reported sale price of our common stock on The NASDAQ Global Market was $11.97 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 30, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus, and may provide one or more free writing prospectuses, that contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement and any related free writing prospectus that we may provide may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or any related free writing prospectus that we may provide, you should rely on that prospectus supplement or such free writing prospectus, as the case may be. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus that we may provide, together with the documents incorporated by reference herein as described under the heading “Where You Can Find More Information; Incorporation by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any related free writing prospectus that we may provide is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When we refer to “Raptor Pharmaceutical,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Raptor Pharmaceutical Corp. (including its predecessors) and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the prospective purchasers of the applicable securities.

This prospectus and any accompanying prospectus supplement, including the information incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectuses we have authorized for use in connection with any offering, include trademarks, service marks and trade names owned by us or others companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus and any accompanying prospectus supplement, and any free writing prospectuses we have authorized for use in connection with any offering, are the property of their respective owners.

NOTE REGARDING MARKET DATA

We obtained the statistical data, market data and other industry data and forecasts that appears or may appear in this prospectus, any related prospectus supplement or any related free writing prospectus that we may provide and the documents incorporated by reference in this prospectus from sources such as market research reports, publicly available information, industry publications and estimates made by our management. While we believe that this data and these forecasts are reliable, we have not independently verified this information, and we do not make any representation as to the accuracy of this information. We have not sought the consent of the sources to refer to their reports or data appearing or incorporated by reference in this prospectus or any related prospectus supplement or any related free writing prospectus that we may provide.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is http://www.raptorpharma.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or as exhibits to a document incorporated by reference in the registration statement. Statements in this prospectus, any prospectus supplement or any related free writing prospectus that we may provide about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and, if applicable, supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any related prospectus supplement or any related free writing prospectus that we may provide or any subsequently filed document that is incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 2, 2015;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Stockholders to be held on May 5, 2015, filed with the SEC on March 26, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on January 7, 2015 and February 13, 2015; and

•	The description of our Series A Participating Preferred Stock contained in the Registration Statement on Form 8-A filed on May 16, 2005 (File No. 000-25571), as amended on May 9, 2014, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, excluding any documents or portions thereof or exhibits thereto that are “furnished” to, rather than “filed” with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Raptor Pharmaceutical Corp.

7 Hamilton Landing, Suite 100

Novato, CA 94949

(415) 408-6200

Attn: Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

THE COMPANY

We are a biopharmaceutical company focused on developing and commercializing transformative treatments for people affected by rare and debilitating diseases.

Our product, PROCYSBI® (cysteamine bitartrate) delayed-release capsules, or PROCYSBI, received marketing approval from the U.S. Food and Drug Administration, or FDA, in April 2013 for the management of nephropathic cystinosis in adults and children six years and older. In Europe, PROCYSBI gastro-resistant hard capsules of cysteamine (as mercaptamine bitartrate), received a marketing authorization in September 2013 from the European Commission, or EC, as an orphan medicinal product for the management of proven nephropathic cystinosis in the European Union, or EU. The EU marketing authorization allows us to commercialize PROCYSBI in the 28 Member States of the EU plus Norway, Liechtenstein and Iceland (which are not EU Member States but are part of the European Economic Area, or EEA). PROCYSBI received seven and ten years of market exclusivity due to its designation as an orphan drug in the United States and the EU, respectively. We achieved first commercial sales of PROCYSBI in the United States in June 2013 and in the EU, specifically in Germany, in April 2014.

Raptor Pharmaceutical Corp. was initially incorporated in Nevada on July 29, 1997 as Axonyx Inc. In October 2006, Axonyx Inc. and its then-wholly-owned subsidiary completed a reverse merger, business combination with TorreyPines Therapeutics, Inc., reincorporated in Delaware and changed its name to TorreyPines Therapeutics, Inc. In September 2009, we and our wholly-owned subsidiary completed a reverse merger, business combination with Raptor Pharmaceuticals Corp. pursuant to which Raptor Pharmaceuticals Corp. became our wholly-owned subsidiary. Immediately prior to the merger, we changed our corporate name from TorreyPines Therapeutics, Inc. to Raptor Pharmaceutical Corp.

Our principal executive offices are located at 7 Hamilton Landing, Suite 100, Novato, CA 94949, and our telephone number is (415) 408-6200.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (in each case including all amendments thereto), and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any related free writing prospectus that we may provide before acquiring any of such securities. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

(in thousands, except ratios)

The following table sets forth the dollar amount of the coverage deficiency for each of the periods presented. As the ratios of earnings to fixed charges indicate less than one-to-one coverage in each of the periods presented, we have provided the coverage deficiency amounts for those periods. You should read these figures in connection with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus. See Exhibit 12.1 hereto for additional detail regarding the computation of the deficiency of earnings to cover fixed charges.

	Year Ended December 31,		Four Months Ended December 31, 2012	Year Ended August 31,
	2014	2013		2012	2011	2010
Deficiency of earnings to cover fixed charges (1)	$(52,486)	$(69,417)	$(19,292)	$(38,644)	$(37,195)	$(18,928)

(1)	For purposes of computing the deficiency of earnings to fixed charges, earnings consist of reported net loss plus fixed charges. Fixed charges are the sum of Interest expense, amortization of debt costs, and portion of rental expense attributable to interest. Due to our net losses for each of the periods presented, earnings were insufficient to cover fixed charges for these periods

For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the deficiency of earnings to fixed charges and preferred stock dividends are identical to the table above.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation, as amended, our bylaws, as amended, and our Rights Agreement (as defined below), which have been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”

Our authorized capital stock consists of:

•	150,000,000 shares of common stock, $0.001 par value; and

•	15,000,000 shares of preferred stock, $0.001 par value.

Common Stock

Dividends

Subject to any preferential rights to receive dividends of any outstanding shares of our preferred stock (including, if issued, our Series A participating preferred stock described below), the holders of our common stock will be entitled to receive, ratably in proportion to the number of shares of our common stock held by them, any dividends that may be declared on our common stock by our board of directors out of funds legally available for the payment of dividends.

Voting Rights

For the purpose of determining those stockholders entitled to vote at any meeting of our stockholders, except as otherwise provided by law, only persons in whose names shares of stock stand on our stock records on the applicable record date, as provided in our bylaws, as amended, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

Each outstanding share of common stock will entitle the holder to one vote on each matter properly submitted to our stockholders for their vote; provided, however, that holders of common stock shall not be entitled to vote on any amendment to our certificate of incorporation, as amended, that relates solely to the terms of one or more outstanding series of our preferred stock if the holders of such affected series of preferred stock are entitled to vote thereon. The holders of our common stock are not entitled to cumulative voting rights in the election of our directors, which means that holders of a majority of the outstanding shares of our common stock will be entitled to elect all of our directors standing for election by holders of our common stock. In the event that shares of our Series A Participating Preferred Stock are issued, the Series A Participating Preferred Stock and our common stock will vote together as one class on all matters submitted to a vote of our stockholders as described below under “—Shareholder Rights Plan; Series A Participating Preferred Stock”.

Our bylaws, as amended, provide that our stockholders have the power to adopt, amend or repeal our bylaws; provided, that in addition to any vote of the holders of any class or series of our stock required by law or by our certificate of incorporation, as amended, such action by stockholders shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Our board of directors also is empowered to amend our bylaws without the consent of our stockholders. In addition, our certificate of incorporation, as amended, and our bylaws, as amended, provide that a director may be removed at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of our capital stock entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of 66 2⁄3% of the voting power of all then-outstanding shares of our capital stock entitled to vote at an election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive or similar rights to acquire shares of our common stock or other securities and is not subject to conversion into other securities or redemption at our option or at the option of any holder.

Right to Receive Liquidation Distributions

If we voluntarily or involuntarily liquidate, dissolve or wind-up, the holders of our common stock will be entitled to receive, after payment of or provision for all of our debts and other liabilities and distribution in full of the preferential amounts, if any, to be distributed to the holders of any outstanding preferred stock, all of our remaining assets available for distribution, ratably in proportion to the number of shares of our common stock held by them.

Other

Our outstanding common stock is fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, which our board of directors may designate and issue in the future.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Our board of directors is authorized, without action by our stockholders, to provide for the issuance of shares of preferred stock in one or more series, and to fix the number of shares and to determine for each series such voting rights, if any, designations, preferences and relative, participating, optional or other rights and such qualifications, limitations or restrictions as provided in a resolution or resolutions adopted by our board of directors. Prior to the issuance of shares of a series of preferred stock, we are required by the General Corporation Law of the State of Delaware, or the DGCL, to file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation sets forth, for each such series, the designations, powers, preferences, rights, qualifications, limitations and restrictions, established by the resolution or resolutions of our board of directors as described above.

Our board of directors, without stockholder approval, could issue one or more series of our preferred stock with voting, economic or other rights that are senior or superior to those of our common stock that could, among other things, dilute the voting power of our common stock, reduce the likelihood that holders of our common stock will receive dividend payments (if we were to elect to pay dividends) or payments in the event of our liquidation, dissolution or winding-up, and delay, deter or prevent a change in control or other takeover of our company.

Shareholder Rights Plan; Series A Participating Preferred Stock

Our board of directors has established a shareholder rights plan and, in connection therewith, has authorized the issuance of 100,000 shares of our Series A Participating Preferred Stock, or the Junior Preferred Stock. Both

our shareholder rights plan and our authorized but unissued Junior Preferred Stock include terms and conditions which could discourage a takeover or other transaction that holders of some or a majority of common stock might believe to be in their best interests.

Pursuant to the Rights Agreement (as defined below), our board of directors has authorized the issuance of 136 preferred share purchase rights, or a “Right”, for each outstanding share of our common stock, including any shares offered pursuant to this prospectus and any applicable prospectus supplement. Each Right entitles its holder to purchase one one-thousandth of a share of our Junior Preferred Stock (we refer to this fractional share as a “Unit”) at a price of $15.00. As described below, this fraction of a share of Junior Preferred Stock is intended to give the owner approximately the same dividend, voting and liquidation rights as would one share of our common stock. However, prior to exercise, a Right does not give its owner any dividend, voting, liquidation or other rights as a stockholder.

The terms of the Rights are set forth in a rights agreement dated as of May 13, 2005, as amended, by and between American Stock Transfer & Trust Company, LLC, as rights agent, and us, which is referred to herein as the Rights Agreement.

Subject to certain exceptions, upon the earlier to occur of (i) the close of business on the tenth day after a public announcement that a person, together with all affiliates or associates of such person, which we refer to as an “acquiring person,” has acquired beneficial ownership of 15% or more of our outstanding common stock, subject to certain exceptions, or (ii) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person becomes an acquiring person) following the commencement of a tender or exchange offer which would result in the beneficial ownership by an acquiring person of 15% or more of such outstanding common stock (the earlier of such dates is referred to as the “distribution date”), the Rights will be evidenced by our common stock certificates.

The Rights are currently evidenced by the certificates that represent our common stock and trade with, and are inseparable from, the underlying common stock. Until the distribution date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates of our common stock will also constitute the transfer of the Rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, if any, separate certificates evidencing the Rights will be mailed to holders of record of our common stock as of the close of business on the distribution date and such separate Rights certificates alone will evidence the Rights.

The Rights are not exercisable until the distribution date. The Rights will expire at the close of business on May 13, 2015 unless that final expiration date is extended or unless the Rights are earlier redeemed or exchanged by us, in each case as described below.

The purchase price payable, and the number of Units of Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock, (ii) upon the grant to holders of the Units of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Units of Junior Preferred Stock (or shares having the same or more favorable rights, privileges and preferences as the Junior Preferred Stock, which we refer to as “equivalent preferred stock”) at a price, or securities convertible into Units of Junior Preferred Stock or equivalent preferred stock with a conversion price, less than the then current market price of the Units of Junior Preferred Stock, or (iii) upon the distribution to holders of the Units of Junior Preferred Stock of evidences of indebtedness, cash or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Units of Junior Preferred Stock) or of subscription rights, options or warrants other than those referred to above.

The number of outstanding Rights and the number of Units of Junior Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of our common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.

The Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. The Junior Preferred Stock will rank senior in right of payment to our common stock, and, unless otherwise provided with respect to a particular series of our preferred stock, junior in right of payment to our preferred stock, with respect to dividends and distributions in the event of our liquidation, dissolution and winding-up. Each share of Junior Preferred Stock will be entitled to a minimum quarterly payment of $10.00 per share, or, if greater, an aggregate dividend of one one-hundred thirty-sixth (1/136th) of 1,000 times the dividend (other than dividends payable in common stock) declared per share of our common stock. In the event of our liquidation, dissolution or winding-up, the holders of shares of our Junior Preferred Stock will be entitled to receive, for each share of Junior Preferred Stock and after payment of or provision for our debts and other liabilities and the preferential amounts, if any, to be distributed to holders of any other outstanding shares of our preferred stock, a minimum liquidation payment of $1,000 per share (plus any accrued but unpaid dividends), or, if greater, an aggregate payment of one one-hundred thirty-sixth (1/136th) of 1,000 times the payment made per share of our common stock. Each share of Junior Preferred Stock will have one one-hundred thirty-sixth (1/136th) of 1,000 votes on all matters submitted to a vote of our stockholders and shall vote together with the holders of our common stock as one class on all matters submitted to a vote of our stockholders. In the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each share of Junior Preferred Stock will be exchanged or changed in an amount per share equal to one one-hundred thirty-sixth (1/136th) of 1,000 times the amount received per share of common stock. The foregoing rights are protected by customary anti-dilution provisions.

The foregoing dividend, liquidation and voting rights of the Junior Preferred Stock are intended to result in each Unit of Junior Preferred Stock purchasable upon exercise of a Right having a value that approximates the value of one share of common stock.

If, after the Rights become exercisable, we are acquired in a merger or other business combination transaction with an acquiring person or one of its affiliates, or 50% or more of our consolidated assets or earning power are sold to an acquiring person or one of its affiliates, the Rights Agreement requires that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring person which at the time of such transaction will have a market value of two times the exercise price of the Right.

If any person or group of affiliated or associated persons becomes the beneficial owner of 15% or more of the outstanding shares of our common stock, the Rights Agreement requires, subject to certain exceptions, that proper provision be made so that each holder of a Right, other than Rights beneficially owned by the acquiring person (which will thereafter be unexercisable), will have the right to receive for a period of 60 days upon exercise that number of shares of our common stock or Units of Junior Preferred Stock (or cash, other securities or property) having a market value of two times the exercise price of the Right.

At any time after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding shares of our common stock, subject to certain exceptions, and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group, which will have become void), in whole or in part, at an exchange ratio per Unit of Junior Preferred Stock equal to the purchase price per Unit of Junior Preferred Stock upon exercise of a Right divided by the then current market price per Unit of Junior Preferred Stock on the earlier of (i) the date on which any person becomes an acquiring person and (ii) the date on which a tender or exchange offer is announced which, if consummated would result in the offerer being the beneficial owner of 15% or more of the shares of our common stock then outstanding.

With certain exceptions, no adjustment to the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in the purchase price. No fractional shares of Junior Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Junior Preferred Stock, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Units of Junior Preferred Stock on the last trading day prior to the date of exercise.

At any time on or prior to the public announcement that there is an acquiring person, our board of directors may redeem the Rights in whole, but not in part, at a price of $0.0005 per Right. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The Rights are also redeemable after public announcement that there is an acquiring person under certain circumstances as specified in the Rights Agreement.

Generally, the terms of the Rights and the Rights Agreement may be amended by our board of directors without the consent of the holders of the Rights except that from and after such time that there is an acquiring person no amendment may adversely affect the interests of the holders of the Rights. However, our board of directors may not amend the Rights Agreement to lower the threshold at which a person or group becomes an acquiring person to below 10% of our outstanding common stock. In addition, our board of directors may not cause a person or group to become an acquiring person by lowering this threshold below the percentage interest that such person or group already owns.

Until a Right is exercised, the holder of a Right will have no rights, by virtue of such holder’s ownership of a Right, as our stockholder, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by our board of directors since the Rights may be redeemed by us at the redemption price prior to the occurrence of a distribution date. The foregoing description of the Rights, the Rights Agreement and the Junior Preferred Stock is not complete and is qualified in its entirety by reference to the Rights Agreement and our certificate of incorporation, as amended, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information; Incorporation by Reference.”

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we are generally prohibited, subject to certain exceptions, from engaging in any “business combination” with any “interested stockholder” (as those terms are defined in Section 203) for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are our directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes in general, with respect to a Delaware corporation such as us:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition to or with the interested stockholder of assets of the corporation with an aggregate market value equal to or greater than 10% of either the aggregate market value of the corporation’s consolidated assets or the aggregate market value of the corporation’s outstanding stock;

•	any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder, subject to exceptions, as (a) an entity or person beneficially owning, or within three years prior to the determination of interested stockholder status that did own, 15% or more of the outstanding voting stock of the corporation and (b) any affiliate or associate (as those terms are defined in Section 203) of the corporation that was the owner of 15% or more of the outstanding voting stock of the corporation within the prior three years, and affiliates and associates of any of the foregoing persons.

The foregoing description of some of the terms of Section 203 of the Delaware General Corporation Law is not complete and is qualified by reference to Section 203.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation, as amended, and bylaws, as amended, as well as the provisions of our Rights Agreement and Section 203 of the Delaware General Corporation Law described above, could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a change in control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock and also may limit the price that investors are willing to pay in the future for our common stock. These provisions may also have the effect of preventing changes in our management.

Our certificate of incorporation, as amended, and bylaws, as amended, include anti-takeover provisions that:

•	authorize our board of directors, without further action by the stockholders, to issue preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights and other terms of that series, which may include dividend and liquidation rights and preferences, conversion rights and voting rights;

•	provide that the number of directors that shall constitute our board of directors shall be fixed exclusively by resolutions adopted by our board of directors and that vacancies on our board of directors, including newly created directorships resulting from any increase in the number of our directors, shall, unless otherwise determined by our board of directors or required by law, be filled only by the affirmative vote of a majority of our directors then in office, even though less than a quorum, and not by our stockholders;

•	require that actions to be taken by our stockholders may only be taken at an annual or special meeting of our stockholders and not by written consent;

•	specify that special meetings of our stockholders can be called only by the Chairman of our board of directors, our Chief Executive Officer, our President or our board of directors and not by our stockholders or any other persons;

•	establish advance notice procedures for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

•	require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of our then-outstanding shares of capital stock entitled to vote generally at an election of directors in order to remove the board of directors or any individual director without cause;

•	provide that both our board of directors and our stockholders may adopt, amend or repeal our bylaws, provided that, in addition to any vote of any class or series of stock required by law or our certificate of incorporation, as amended, the affirmative vote of the holders of 66 2/3% of the voting power of all then-outstanding shares of our capital stock entitled to vote generally in the election of directors shall be required for our stockholders to adopt, amend or repeal any provision of our bylaws; and

•	do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by the holders of our common stock.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any warrants to purchase common stock or preferred stock or units, which will consist of one or more shares of common stock or preferred stock and one or more warrants to purchase common stock or preferred stock, issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Raptor Pharmaceutical Corp. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for the years then ended and for the four-month period ended December 31, 2012, the related financial statement schedule, and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit) and cash flows for the fiscal year ended August 31, 2012, and the financial statement schedule that are incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Burr Pilger Mayer, Inc., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$(1)
Fees and expenses of the trustee	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Miscellaneous	$(2)

Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith;

that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation, as amended, includes a provision to the foregoing effect.

Our bylaws, as amended, provide that we shall, to the fullest extent authorized by the DGCL, indemnify our directors and executive officers; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and, provided, further, that we shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors, (iii) such indemnification is provided by us, in our sole discretion, pursuant to our powers under the DGCL or (iv) such indemnification is otherwise required under our bylaws.

Pursuant to the terms of the merger agreement between us, a merger subsidiary and our former wholly-owned subsidiary, Raptor Pharmaceuticals Corp. or RPC, for six years from the closing of the merger which occurred on September 29, 2009, we are liable to advance expenses to and indemnify each of our former directors and officers against costs and damages incurred as a result of such person serving in such capacity to the fullest extent permitted under the DGCL. Pursuant to the terms of such merger agreement, RPC was required to purchase an insurance policy with an effective date as of the closing of such merger, which maintains in effect for six years from such closing, the directors’ and officers’ liability insurance policies maintained by us immediately prior to the merger (provided that we may substitute therefor policies of at least $5,000,000 of coverage containing terms and conditions that are not materially less favorable) with respect to matters occurring prior to such closing provided that RPC was not obligated to expend more than $65,000 for such insurance.

Moreover, pursuant to the terms of such merger agreement, we may not modify or repeal for a period of six years’ time from September 29, 2009, provisions in our certificate of incorporation, as amended, or bylaws, as amended, with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the effective time of the merger, were our officers or directors. Finally, pursuant to the terms of such merger agreement, in the event RPC or we or any of their or our respective successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any entity or person, then, and in each such case, proper provision must be made so that the successors and assigns, as the case may be, shall succeed to the obligations set forth in such merger agreement with respect to the indemnification of officers and directors as described herein.

We have entered into agreements to indemnify our directors and executive officers. These indemnity agreements require us to hold harmless and indemnify each of our directors and executive officers (i) to the fullest extent authorized or permitted by the provisions of our bylaws and the DGCL, as the same may be amended from time to time (but only to the extent that such amendment permits us to provide broader indemnification rights than our bylaws or the DGCL permitted prior to adoption of such amendment), and (ii) subject to certain exclusions, against expenses that such director or executive officer becomes legally obligated to pay because of any claim or claims made against or by such director or executive officer in connection with threatened, pending or completed actions, suits or proceedings, to which such director or executive officer is, was or at any time becomes a party or a participant, or is threatened to be made a party, by reason of the fact that such director or executive officer is, was or at any time becomes a director, officer, employee or other agent of ours, or is or was serving or at any time serves at our request as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including any of our subsidiaries. These indemnity agreements also establish the processes and procedures for indemnification claims, advancement of expenses and costs and other determinations with respect to indemnification. The contractual rights to indemnification provided by these indemnity agreements are subject to the limitations and conditions specified in such agreements.

Our bylaws, as amended, also permit us to maintain insurance to protect us and any director, officer, employee or agent against any liability with respect to which we would have the power to indemnify such persons under the DGCL. We maintain an insurance policy insuring our directors and officers against certain liabilities.

Our directors and certain of our officers may be entitled to indemnification against certain liabilities pursuant to underwriting agreements, sales agreements or other similar agreements entered into in connection with the distribution of securities being registered hereby.

Item 16. Exhibits

(a) Exhibits

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on March 30, 2015.

RAPTOR PHARMACEUTICAL CORP.

By:	/s/ Julie Anne Smith
Julie Anne Smith
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Julie Anne Smith and Michael Smith, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Julie Anne Smith Julie Anne Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 30, 2015

/s/ Michael Smith Michael Smith	Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	March 30, 2015

/s/ Llew Keltner Llew Keltner, M.D., Ph.D.	Chairman and Director	March 30, 2015

/s/ Raymond W. Anderson Raymond W. Anderson	Director	March 30, 2015

/s/ Suzanne L. Bruhn Suzanne L. Bruhn, Ph.D.	Director	March 30, 2015

/s/ Richard L. Franklin Richard L. Franklin, M.D., Ph.D.	Director	March 30, 2015

Signature	Title	Date

/s/ Georges Geyamel, Ph.D. Georges Geyamel, Ph.D.	Director	March 30, 2015

/s/ Gregg Lapointe Gregg Lapointe	Director	March 30, 2015

/s/ Erich Sager Erich Sager	Director	March 30, 2015

/s/ Christopher M. Starr, Ph.D. Christopher M. Starr, Ph.D.	Director	March 30, 2015

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

1.1*	Form of Underwriting Agreement.

2.1	Agreement and Plan of Merger and Reorganization, dated June 7, 2006, among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc.	S-4	7/25/2006	Annex A

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated August 25, 2006, among Axonyx Inc., Autobahn Acquisition, Inc. and TorreyPines Therapeutics, Inc.	S-4/A	8/25/2006	Annex A

2.3	Agreement and Plan of Merger and Reorganization, dated July 27, 2009, among ECP Acquisition, Inc., Raptor Pharmaceuticals Corp. and TorreyPines Therapeutics, Inc.	8-K	7/28/2009	2.1

3.1	Certificate of Incorporation of Registrant	8-K	10/10/2006	3.1

3.2	Amended and Restated Bylaws of Registrant	8-K	2/26/2014	3.1

3.3	Certificate of Amendment filed with the Secretary of State of the State of Nevada effecting an 8-for-1 reverse stock of Registrant’s common stock and changing the name of Registrant from Axonyx Inc. to TorreyPines Therapeutics, Inc.	8-K	10/10/2006	3.3

3.4	Articles of Conversion filed with the Secretary of State of the State of Nevada changing the state of incorporation of Registrant	8-K	10/10/2006	3.4

3.5	Certificate of Conversion filed with the Secretary of State of the State of Delaware	8-K	10/10/2006	3.5

3.6	Certificate of Amendment of Certificate of Incorporation of Registrant	8-K	10/5/2009	3.1

3.7	Certificate of Merger of ECP Acquisition, Inc. with and into Registrant	8-K	10/5/2009	3.2

4.1	Specimen common stock certificate of the Registrant	8-K/A	10/7/2009	4.7

4.2(a)	Rights Agreement, dated as of May 13, 2005, between Registrant and The Nevada Agency and Trust Company, as Rights Agent	8-K	5/16/2005	99.2

4.2(b)	Amendment to Rights Agreement, dated as of June 7, 2006, between Registrant and The Nevada Agency and Trust Company, as Rights Agent	8-K	6/12/2006	4.1

4.2(c)	Amendment to Rights Agreement, dated as of October 3, 2006, between Registrant and The Nevada Agency and Trust Company, as Rights Agent	10-K	3/29/2007	4.19

4.2(d)	Rights Agreement Amendment, dated as of July 27, 2009, to the Rights Agreement dated May 13, 2005 between Registrant and American Stock Transfer and Trust Company (replacing The Nevada Agency and Trust Company)	8-K	7/28/2009	2.3

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

4.2(e)	Amendment to Rights Agreement, dated August 6, 2010, by and between Registrant and American Stock Transfer & Trust Company, LLC	8-K	8/10/2010	4.2

4.3*	Form of Warrant.

4.4*	Form of Warrant Agreement.

4.5*	Form of Unit Agreement.

5.1	Opinion of Latham & Watkins LLP				X

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges for the Years Ended December 31, 2014 and 2013, the four month period ended December 31, 2012, the years ended August 31, 2012, 2011 and 2010				X

23.1	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm				X

23.2	Consent of Burr Pilger Mayer, Inc., Former Independent Registered Public Accounting Firm				X

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on the signature pages hereto)				X

*	To be filed by amendment or incorporated by reference in connection with the offering of the securities.